Exhibit 10.1 (i)
SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
This Settlement Agreement and Mutual General Release (the “Agreement”), effective as of December 24, 2020 (“Effective Date”), is made and entered into by and between AMARILLO BIOSCIENCES, INC. (“ABI”), on the one hand, and BERNARD COHEN (“COHEN”), on the other hand, each of which shall be referred to as a “Party” hereto and collectively as the “Parties hereto” or “the Parties to this Agreement.”
RECITALS
WHEREAS, the Parties entered into that certain Employment Agreement dated and executed on March 28, 2018 (“Employment Agreement”);
WHEREAS, the term of the Employment Agreement commenced on January 1, 2018 and terminates on December 31, 2020;
WHEREAS, ABI provided written notice to COHEN on December 10, 2020 stating that the Employment Agreement shall be terminated as of December 31, 2020 pursuant thereto (“Termination Notice”);
WHEREAS, ABI received a notice of breach of contract dated November 23, 2019 from COHEN’s legal counsel, Jeremi K. Young of Young & Newsom, P.C. alleging the following breaches of the Employment Agreement: (a) unilateral reduction in salary from early September 2019 by 67% from a gross monthly pay of $5,800 to $1,950 (“Salary Reduction”), (b) violation of the Federal Fair Labor Standards Act for classifying Cohen as exempt from overtime (“FLSA Claim”), compensation due for accrued and unused paid time off (“Paid Time Off Claim”), and (c) ABI’s non-payment of Medicare supplemental insurance premiums (“Insurance Claim”) (collectively herein referred to as “COHEN Claims”;

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

WHEREAS, all of the COHEN Claims have been cured or addressed by ABI and COHEN has accepted ABI’s actions to cure or address the COHEN Claims, and in any event, to avoid any instance of doubt the Parties enter into this Agreement; and

WHEREAS, excepting the matters under Articles VII and VIII of the Employment Agreement (which is stipulated to survive termination of the Employment Agreement) and any fraudulent or criminal actions by either Party during the term of the Employment Agreement, the Parties to this Agreement wish to forever discharge all claims, demands, liabilities, and causes of action which have or could have been asserted among them relating to the COHEN Claims and any and all claims arising out of any agreement, relationships, acts or occurrences between the Parties to date.
AGREEMENT
NOW, THEREFORE, and in consideration of the mutual terms, obligations, covenants agreements, releases and conditions herein contained, receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:
1.
Incorporation of Recitals. The above Recitals are hereby incorporated herein by reference.
2.
Consideration. Contemporaneously with the execution of this Agreement the Parties shall enter into a separate employment agreement which shall provide for (a) an employment term commencing January 1, 2021 and terminating on March 31, 2021, (b) a monthly salary payable to COHEN in the amount of $5,833.33, payable bi-monthly, (c) $1,000 per month payable in shares of ABI’s unregistered, voting common stock, such shares being priced at the average of all trading day closing quotes on the OTC-BB for the month preceding date of issuance and such shares to be issued on February 1, 2021, March 1, 2021 and April 1, 2021 (or as soon as thereafter practicable), and employee benefits pursuant to the ABI employee benefits plan or policy which may include hospital, surgical, medical, dental, group life insurance or other benefits on terms at least as favorable as those accorded to other employees of ABI, subject to insurability. In addition, pursuant to Section 7.03 of the Employment Agreement, COHEN shall execute and deliver an Intellectual Property Right Assignment Agreement conveying and assigning to ABI all right, title and interest in the matters stipulated therein.

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

3.
Specific Releases of COHEN Claims. COHEN hereby acknowledges and agrees that he has received all compensation and/or wages due to him from the ABI and that he is not entitled to any other payments or employee benefits of any kind including, but not limited to, regular wages, overtime wages, waiting time penalties, meal period or rest period penalties, bonuses, commissions, vacation pay, equity, expense reimbursements or any other compensation or benefits of any kind.
4.
Mutual General Releases. Except for the promises, warranties, representations or obligations made or expressly undertaken or reaffirmed in this Agreement, upon the Parties to this Agreement executing this Agreement, the Parties to this Agreement on behalf of themselves, and on behalf of their own predecessors, successors, and assigns hereby release and discharge the other Party hereto and that Party’s predecessors, successors, assigns, current and former officers, directors, agents, employees, shareholders, partners, joint venturers, insurers, and attorneys from any and all claims, suits, demands, obligations, liabilities, attorneys fees, costs, and causes of action of any kind whatsoever, whether known or unknown, suspected or unsuspected, claimed or unclaimed, asserted or unasserted or which could have been claimed or asserted by either Party as of the Effective Date, irrespective of the theory of recovery that could be asserted. This release applies to all claims in contract, tort, or otherwise, and under any statute or common law, in law or in equity, based on any act from the beginning of time until the Effective Date hereof. COHEN expressly acknowledges that this release applies to, without limitation:
a.
any and all claims relating to or arising from his employment relationship (including but not limited to claims for wages with ABI and the termination of that relationship;
b.
any and all claims relating to, or arising from, his right to receive, purchase, or actual purchase of shares of stock of the ABI, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

c.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
d.
any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; and Texas labor laws including, but not limited to, the Texas Payday Act, Texas Minimum Wage Law, Texas statutes pertaining to employment discrimination, fair employment, and workers compensation.
e.
any and all claims for violation of the federal, or any state, constitution; and
f.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

5.
Waiver by the Parties to this Agreement. Except as otherwise provided under the Agreement, each of the Parties to this Agreement elects to and hereby does release each other from all claims, whether known or unknown, general or specific, and each of the Parties to this Agreement fully understands that if the facts with respect to the Agreement are found hereafter to be other than or different from the facts now believed by it to be true, each of the Parties expressly accepts and assumes the risk of such possible differences in fact and agrees that this Agreement shall be and remain effective, notwithstanding any such differences. Each of the Parties hereto states that this Agreement is executed voluntarily with full knowledge of its significance and legal effect.
6.
Older Workers Benefits Protection Act: It is intention of the Parties that the releases contained in this agreement apply to all claims of any kind against ABI. In order to comply with the Older Workers Benefits Protection Act [29 U.S.C. Section 626(f)] and effectuate the release by COHEN of any potential claims under the federal Age Discrimination in Employment Act, COHEN agrees as follows:
a.
He has carefully reviewed the foregoing Agreement, and understands the terms and conditions it contains;
b.
He has been advised of his right to consult any attorney to review this Agreement, and has had the benefit of an attorney throughout the settlement process and has had an attorney review this Agreement;
c.
He does not waive any rights or claims that may arise after the date this Agreement is executed;
d.
He is receiving consideration beyond anything of value to which he is already entitled;
e.
By entering into this Agreement, he is giving up potential valuable legal rights, and he intends to be bound by all the terms and conditions set forth above;

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

f.
He is entering into this Agreement freely, knowingly, and voluntarily;
g.
He has been given twenty-one (21) days to consider whether to agree to the terms and conditions set forth in this Agreement and expressly waives this provision if he chooses to execute it prior to the expiration of twenty-one (21) days.
h.
For a seven (7) day period following his execution of this Agreement, COHEN may revoke this Agreement by delivering a written revocation to counsel for the ABI, and this Agreement shall not become effective nor enforceable until the revocation period has expired.
7.
Entire Agreement. This Agreement and any provisions reaffirmed herein constitutes the entire agreement and understanding between the Parties to this Agreement with respect to the subject matters herein, and supersedes and replaces any prior agreements and understandings, whether oral or written, between and among them with respect to such matters. Each Party expressly represents that it has not relied upon any representation of any other Party or its attorney, outside of the express provisions of this Agreement, and that it has relied solely on counsel of its choice to advise it with respect to the terms here. The provisions of this Agreement may be waived, altered, amended or repealed in whole or in part only upon the written consent of all Parties to this Agreement.
8.
Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas. Any court action arising out of or relating to this Agreement shall be sited in a court of competent jurisdiction in Dallas, Texas, and the Parties expressly consent to jurisdiction in such courts.

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

9.
No Assignment/Authority of Signatory. The Parties to this Agreement represent that each has not previously assigned or conveyed to any third person (including by operation of law) any right, claim or cause of action that is the subject of this Agreement (including the releases contained in this Agreement), and that each has the full and complete authority to enter into this Agreement. To the extent that any third person’s consent is necessary for any of the Parties hereto to enter into this Agreement and to make it binding on all Parties hereto, the Parties to this Agreement represent that they have acquired such third person’s consent to the same.
10.
No Admission of Liability. The Parties to this Agreement agree that nothing in this Agreement is intended or shall be construed as an admission of liability.
11.
No Construction against Drafter. For purposes of any action arising out of the application, interpretation, or alleged breach of this Agreement brought by any Party, each Party waives any statutory or common law principle, and any judicial interpretation of this Agreement which would create a presumption against the other Party as a result of its having drafted any provision of this Agreement. Counsel for the respective Parties have reviewed and revised this Agreement, and there shall not be applied any rule construing ambiguities against the drafting Party.
12.
Additional Documents. Each of the Parties to this Agreement agrees that it will execute and provide, at the request of any other Party, any and all such other documents or other written instruments as may be reasonably necessary to effectuate the purposes of this Agreement.
13.
Descriptive Headings. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

14.
Successors and Assigns. All covenants, promises, obligations, warranties, representations and agreements herein shall bind and inure to the benefit of the respective successors and assigns of the Parties to this Agreement.
15.
Litigation Expense. If any Party brings an action against any other Party hereto by reason of the breach of any covenant, promise, warranty, representation, obligation or condition hereof, or otherwise arising out of or relating to this Agreement, whether for declaratory or other relief, the prevailing Party in such suit shall be entitled to its costs of suit and reasonable attorneys’ fees.
16.
Signature in Counterparts; Facsimile. This Agreement may be signed in counterparts, and facsimile signatures shall have the same binding effect as originals.
17.
Severability. Should any portion of this Agreement be held to be void or unenforceable, the remaining provisions shall remain in full force and effect, to be read and construed as if the void and unenforceable provisions were originally deleted.
18.
Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that they have read this Agreement and they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel.
BY SIGNING BELOW, THE UNDERSIGNED AGREE AND ACKNOWLEDGE THEY HAVE READ AND UNDERSTAND THE BINDING NATURE OF THIS SETTLEMENT AGREEMENT, THAT IT REPRESENTS A FINAL AND BINDING SETTLEMENT ACCORDING TO ITS TERMS AND THAT THEY ARE ENTERING INTO THE SETTLEMENT AGREEMENT VOLUNTARILY.

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________

IN WITNESS WHEREOF, the undersigned Parties execute this Agreement:

PARTIES

By:	/s/ Bernard Cohen
Bernard Cohen

AMARILLO BIOSCIENCES, INC.

By:	/s/ John Junyong Lee
John Junyong Lee
Secretary

ABI – BERNARD COHEN Settlement Agreement and Mutual General Release
Effective January 1 2021
Initials: EMPLOYER _________; EMPLOYEE __________